Exhibit 99.2

Mr.He’s Presentation at Rodam Annual Conference

Good afternoon, ladies and gentlemen:

I’m the founder and CEO of HQ Global Education Inc. Along with me is CFO of our company, Mr. Yunjie Fang and my team.

First of all, I’d like to extend my great thanks to Rodman for organizing such conference. Our company has a 17-year‘s history and went public on OTCBB on Feb 13, 2010. To help you understand our company, we will first play a 5-minute’s video and then show our PPT to you. Later I’ll make a thorough introduction to our company. I hope you can raise questions to and communicate with me. And I also hope we can keep in touch and invite you to visit our company. To deepen your impression on company, we’ll first show a 5-minute video to you. Thanks.

Building the No.1 Vocational Education Brand in China

Founded in 1994, HQ Global Education Inc. boasts a 17-year history of vocational education with a fast growing school network. It is headquartered in Changsha, Hunan Province, and currently operates 10 vocational schools: Changsha HQ Vocational School, Shaoshan HQ Technical School, Shaoshan Vocational School, Hunan New HQ Technical School, Shaoyang Vocational School, Sichuan Yingjing Vocational School, Sichuan Tianquan Vocational School, Sichuan Shimian Vocational School, Sichuan Lushan Vocational School and Shanxi Tianzhen HQ Vocational Schjool. As of November 30, 2010, HQ Global had $31.62 million fixed assets, 37,408 students and 3,042 teaching and administrative staff members. For fiscal year 2010, HQ achieved a total revenue of $47.06 million and net income of $13. 57 million.

With the pursuit of high quality, high brand recognition, high skill levels and high growth as our business concepts, we aim to build a customer-trusted company with a unique business model.  We commit to improve the quality of human resources, solve the problem of employment, and alleviate poverty, so as to make contribution to China’s strategic transformation from a large country to a great country in terms of human resources. On February 13, 2010, HQ Global went public with ticker HQGE OB through a reverse merge in the USA. We hope to up-list onto NASDAQ by June, 2011, to maximize the value of our shareholders.

HQ Global is the first company in China to engage in vocational education by contracting with the hiring enterprises that place orders with the schools for skilled workers. HQ Global is playing a leading role in vocational education with its strong financial performance, order-oriented education model, huge student market, experienced management team, high brand recognition, hundreds of co-operative enterprises, 100% student placement rate, integrated training system, stable government relations and 17-year’s development.

Due to our outstanding achievements, the founder and CEO Mr. Guangwen He was received by Qinglin Jia, Chairman of the Chinese People’s Political Consultative Conference,  Qide Han, Vice Chairman of National People’s Congress as well as provincial and municipal government leaders; HQ Schools were awarded many top honors by different governmental organizations; HQ Global was reported by over 40 medias including the People’s Daily, Guangming Daily, China Education Daily and CPPCC News and many others.

Going forward, HQ Global will carry on our mission to maintain our leadership in vocational education, take the full social responsibility as an educator and build a strong enterprise with balanced and sustainable development.  (Over)

This is a video clip. I hope it can impress you. Established in 1994, HQ Global Education Group boasts a 17-year’s history. We started from scratch and have attained great achievement. Without financing, we achieved net income of $13.50 million in fiscal year 2010. It’s expected that our net income will reach $18 million or so. We plan to up list onto NASDAQ in May or June this year. Our management team is considering to do ReIPO to maximize the value of our shareholders.

We created a unique business model-order-oriented education model and extended it across China. This model currently is promoted through the whole country. Order-oriented education tailors training programs according to the needs of employers. The company and contracted enterprises establish training programs, and 100% of our graduates obtain jobs. So far, our company is one of China's leading providers of customized vocational education, which is able to solve students’ employment problem100% and provide skilled workers to top 500 enterprises in the world.

In addition, we have another unique business model, public schools management. Now there are lots of problems in public schools in central and western China, such as the insufficient financial subsidies from the local governments, the shortage of teachers and especially the difficulty in helping students get employed.  Therefore, many local governments are willing to surrender the management of these public schools and offer some financial support.

For example, they allow us to manage and utilize the teaching facilities for free; they agree to cover the basic salaries for current teachers and help with student recruitment. We commit to invest $8-30M in 20 years; this is our asset-light strategy.

We’ve signed framework agreements with 15 public schools and are doing due diligence for these schools. Hope you will see our potentials for high growth. The reason why we named our company HQ is that we hope to build a company with High Quality, High Brand Recognition, High Skill Levels, and High Growth. Different from other educational companies, we are engaging in vocational education which is greatly supported and encouraged by Chinese government.

China has over 300 million students. Tens of millions of students come from impoverished families. That is to say the average annual income of those families is under 2000RMB. How these people solve employment problem? How do they survive? What do they count on? Skills. They will be employed after they have a skill.

According to a statistics in 2010, there are over tens of millions shortages of skilled workers, and many of enterprises in Yangtze River Delta and Pearl River Delta have a labor shortage. For this reason, the supply of students is not adequate to the demand. Numerous students want to change their fate and poor conditions of their family by learning a skill, and HQ takes this responsibility.

Meanwhile, HQ Global shares resources between schools, markets and enterprises. We have made an investigation on some enterprises and find that less than 50% of their employees have good education background. Thus, they all need to improve their skills and receive further education.

Our students are from 25 provinces and 26 ethnical groups, including border minority nationality regions like Xinjiang, Qinghai, Tibet etc. We guarantee 100% job placement rate. After students get employed, their annual income can reach 40,000 RMB, and some of them can get more than 100,000 RMB. This is the significant difference between our education system and the university education system.

Universities attach great importance to the teaching of textbooks, whereas our vocational schools provide training programs based on specific job requirements of target enterprises. There has been a contradictory phenomenon in China: large number of university graduates cannot find suitable jobs while there is a widespread shortage for skilled workers and technicians. Last week, Chinese chairman Hu Jintao has summoned a meeting to discuss the development of education, and education has become a hot topic on CCTV channels recently. Since vocational education trains students with practical skills which are needed by employers and can make direct contribution to local GDP, it is a growing industry with great development potential and we will continue to seek development in vocational education.

Due to our high brand recognition and high teaching quality, we get participation in a government poverty alleviation program- Rain-dew Plan. You can find Rain-dew Plan online. Under this plan, we provide training and placement services for thousands of students coming from impoverished areas in China. Currently, we plan to cooperate with All-China Women’s Federation on an entrepreneur training program.

Until now, we provide over 60 training programs including IT, fashion design, machinery, hotel management, e-commerce and language. Our school (Changsha HQ) was awarded as the “National Key Secondary Vocational School” by State Ministry of Education. We are one of the nationally recognized top 10 private education providers as well as Rain-dew Plan ·Take-off Project Training Base issued by State Council Poverty Alleviation and Development Office. As you’ve seen from our video, our company was reported by many medias and TV channels such as CCTV, People’s Daily, Hongkong Wenhui Daily and many others. I was awarded as the “Expert Enjoying Special Government Allowance” by State Council. I’ve studied Education Law of the PRC, Vocational Education Law of the PRC, Law of the PRC on the Promotion of Privately-run Schools and Decision on Vigorously Promotion of Vocational Education as well as the 11th and 12th Five-Year Education Development Plan. I have written dozens of papers on vocational education and compiled several sets of school teaching materials. Meanwhile, I’m the vice president of Hunan Association of Private Education. HQ Global is influential in vocational education.

In January 2011, we entered into a subscription agreement for $10.8 million worth of exchangeable bond with Seavi Advent in Hongkong. Going forward, we expect our market cap will be higher after we uplist onto NASDAQ or completing Re-IPO. Besides, we plan to manage more new schools during 2011 and 2012. We rank the top 5 in terms of profit margin, which fully represents our high growth.

Our revenue is generated from order-oriented services (including internship and placement arrangement fees from both employers and students), tuition, government financial support and campus services such as food, textbooks and uniforms. In 2011 to 2012, we plan to offer distance online training program since we have large student sources from our hundreds of co-operative enterprises. Besides, we plan to provide human resources service for our cooperating world top 500 enterprises including Flextronics, BYD, Epson, Panasonic and NEC and many others.

So if a place is swarmed with talents, this place will certainly attract investment. First-class talents will enhance the development of first-class enterprises which will accelerate local economic development. HQ Global is characterized by high growth. So an investor with vision will turn his eyes into us and in return we will try our best to maximize the value of our shareholders. My speech is over. Thanks everyone. Now we’ll come to Q&A section. Please feel free to ask me questions..

Question 1:	Are your students junior middle school graduates or senior middle school graduates?

Answer:
Our students source consists of three categories: 70% from junior middle school graduates, 20% from senior middle school graduates and 8-10% from university graduates who are employed and seeking further trainings.

Question 2:	How about your expected turnover growth rate for the following years?

Answer:
We’ve made a 5-year financial projection. Since we’re an OTC-listed company and such financial data should be disclosed, so we need to file an 8K to disclose our projection. But we expect that our profit growth rate will be higher.

Question 3:
From your presentation, we know that your company has participated in certain government poverty alleviation program and taken full social responsibility. But I want to know your turnover. How much money can you make from each student from his enrollment into a school to his employment by an employer?

Answer:
Tuitions from the students are not the only stream for our revenue.  Our students may receive certain financial support from the central government and use that money to pay their tuitions.  Some of our revenue is generated from our cooperating enterprises.  E.g. last year PROTEK  LIMITED placed an order for 8,000 skilled workers and we received payment from them. Besides, we will arrange internship for students during summer and winter vocations. From this kind of service, we collect service fees from both students and enterprises. Moreover, we can provide human resources service for our new co-operative enterprises.

Question 4:
Your students are mainly from the middle schools, and most of them are from rural areas.  What are the characteristics for these students?  So far as I know, their families are very poor.  Are their salaries, ranging from 4,000 to 8,000 RMB per month, consistent with the consumption level in the cities?  Since one of your strength is your student source, can you elaborate this?

Answer:
We are not concerned about student source because in central and western China, the poorer the education condition is, the greater desire for getting employed the students have. The central government has been attaching great importance to the development of agriculture and rural areas as well as the living standards of farmers, which can be reflected in its 7 years’ No 1 documents. The transfer of surplus agricultural workforce becomes the primary task of the government.  Student will become well-trained after attending our school for 3-4 years.  In particular, we train our students with the courses those are designed to meet the specific requirements of employers.  Therefore, they can easily transit into work force upon graduation and work as senior technicians.

We have seen the upward trend in salaries in Shenzhen, Guangzhou and Shanghai. For example, the base pay is 1,150 RMB, plus overtime pay and subsidy, the total salary can be over 4,000 RMB, some can reach 5,000, and this is normal. Generally speaking, we won’t send our students to an employer who pays less than 3,000 RMB.

The average salary of enterprises in mainland is over 3,000 RMB, and also the enterprises need to pay employees insurance benefits and housing funds. The enterprises are taking more social responsibilities; it indicates the value of the labor force is improved. We need numerous skilled workers to support the development of enterprises. The salary level I mentioned is not the highest level but the basic level; there are a lot of skilled workers in marine service whose annual income is above 150,000RMB. Hope all of you visit our company.

Question 5:	How much is the CAPEX to build a new school? The enterprises pay student training fees, but how much do you earn?

Answer:
As I mentioned, we manage public schools. Currently we operate 10 schools, among which Hunan HQ Vocational School is the only one we built from the scratch in 1994. The public schools under our exclusive management are still state-owned. The government controls the fixed-assets of these public schools. After we take over the management of these public schools, we can expect to realize revenue in the first year, and just need to make some necessary betterment or add some facilities.  We don’t spend a lot of money on the fixed assets.  It usually takes 2 years to construct a new school and may cause 50-60 million  RMB in CAPEX, but this is not the business model that we are pursuing.

The government gives the schools to our company for free; I don’t need to invest for these schools, and also the government bares the salary of teachers in public schools, thus cut the cost of the company. I commit to invest 30 million RMB to 40 million RMB in 15-20 years. The school’s capacity is 800-1,000 students, so we take the asset-light strategy. If we manage a public school, the cost would be about $18 million. That is why we can still accomplish a high growth without financing during past 17 years. If we could get tens of millions to 100 million finance funds, we definitely would become an excellent brand in China. The characteristics of our business model:one is to share market with enterprises; the other one is to build a good relationship with local governments, which is the normal phenomenon in China.

Question 6:	When do you plan to up-list onto NASDAQ? To be eligible for the listing, what is the profit growth the company has to attain? What funds do you expect to align with?

Answer:
We plan to up-list onto NASDAQ by this June. The number of our shareholders is over 280, so the main purpose of today’s meeting is to develop new shareholders. Gersten Savage LLP, one of the four major international accounting firms, has started working on due diligence report of our company; we hope our financial report will pass the audit by big four. We have communicated with big 4 and investment banks. We hope we can raise $20 million PE fund before we up list onto the main board or before ReIIPO (If the price is suitable). Hope we have cooperation opportunities. My presentation ends here due to time limits. All of you welcome to visit our company.